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                         SECURITIES EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20552

                         ------------------------------

                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 or 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                         ------------------------------


Date of Report (Date of earliest event reported):  May 3, 1996


                                   HEARx LTD.
             (Exact name of registrant as specified in its charter)


           DELAWARE                 0-16453                   22-2748248
(State or other jurisdiction      (Commission               (IRS Employer
      or incorporation)           File Number)           Identification no.)


                                471 Spencer Drive
                         West Palm Beach, Florida 33409
                                 (407) 478-8770
               (Address, including zip code, and telephone number
                         of principal executive offices)


                                 Not Applicable
          (Former name or former address, if changed since last report)

























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ITEM 5.  Other

    On May 10, 1996, HEARx Ltd., a Delaware corporation (the "Company"), closed the second of two offerings of its securities in a side-by-side offering pursuant to Regulation D and Regulation S, each promulgated under the Securities Act of 1933, as amended. The following summary of these transactions is qualified in its entirety by the terms of the related agreements, and by the terms of the certificates of designations, preferences and rights of the preferred stock of the Company, filed herewith as exhibits to this Form 8-K.


    Regulation D Offering

         On May 3, 1996, the Company entered into a Securities Purchase Agreement with certain purchasers named therein (the "Regulation D Purchasers"), pursuant to which the Company will sell a total of 15,000 shares of a newly designated preferred stock, the 1996 Series B-1 Convertible Preferred Stock, par value $1.00 per share (the "Series B-1 Preferred Stock"), and 9,900 shares of another newly designated preferred stock, the 1996 Series B-2 Convertible Preferred Stock, par value $1.00 per share (the "Series B-2 Preferred Stock"), pursuant to Regulation D.

         The Series B-1 and Series B-2 Preferred Stock is convertible into the Common Stock of the Company, $.10 par value per share (the "Common Stock"). Upon conversion, holders will be entitled to receive a number of shares of Common Stock determined by dividing the stated value of the Preferred Stock ($1,000 per share), plus a premium in the amount of 8% per annum of the stated value from the date of issuance (unless the Company chooses to pay that premium in cash), by a conversion price equal to the lesser of $5.00 or a percentage (ranging from 100% on or before July 7, 1996, to 75% after May 7, 1997) of the average of the closing bid prices for shares of Common Stock during a ten-day period prior to conversion, subject to adjustment upon the occurrence of certain dilutive events. The Series B-1 and B-2 Preferred Stock may be converted by holders at any time prior to April 30, 1999, and must be converted on that date. Upon conversion of the Series B-1 Preferred Stock, those holders also will be entitled to receive five-year warrants (the "Warrants") to purchase a total of 3,750,000 shares of Common Stock at an exercise price of $8.00 per share, subject to adjustment upon the occurrence of certain dilutive events. The holders of the Series B-1 and Series B-2 Preferred Stock have no voting power except for certain actions by the Company which might adversely affect the rights of such holders and as otherwise provided by Delaware General Corporation Law.

         In connection with this transaction, the Company also entered into a Registration Rights Agreement with the Regulation D Purchasers under which the Company is required to file a registration statement on Form S-3 by May 22, 1996, covering the shares of Common Stock underlying all of the Series B-1 and B-2 Preferred Stock and the Warrants. Under the Agreement, the Company may be required to make certain payments to holders of the Series B Preferred Stock as partial damages if, among other things, the registration statement has not been declared effective by the Securities and Exchange Commission on or before September 4, 1996.

         Pursuant to the terms of the Securities Purchase Agreement, the purchase and sale of the Series B-1 Preferred Stock and the Series B-2 Preferred Stock will take place in two separate closings. The first closing occurred on May 7, 1996 and involved the purchase and sale of 7,500 shares of
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Series B-1 Preferred Stock and 4,950 shares of Series B-2 Preferred Stock for an aggregate purchase price of $12,450,000. The second closing, covering the balance of 7,500 shares of Series B-1 Preferred Stock and 4,950 shares of Series B-2 Preferred Stock, for an aggregate purchase price of $12,450,000, will take place upon the effectiveness of the registration statement on Form S-3 described above, and the fulfillment of certain other conditions by the Company. In addition, the Company has agreed in the Securities Purchase Agreement, that (a) for a period beginning on the date of the first closing and ending 180 days following the date of the second closing, the Company will obtain the prior written consent of the buyers of the Series B-1 Preferred Stock to any additional equity financings by the Company; and (b) the Company will provide to the Regulation D Purchasers a right to participate, pro rata, in any future equity financings by the Company before May 7, 1997.


    Regulation S Offering

         On May 10, 1996, the Company closed the offer and sale of 5,100 shares of a newly designated preferred stock, the 1996 Series A Convertible Preferred Stock, $1.00 par value per share (the "Series A Preferred Stock"), pursuant to Regulation S. The Series A Preferred Stock was offered and sold pursuant to Securities Subscription Agreements, effective May 10, 1996, with each of the purchasers named therein (the "Regulation S Purchasers"), for an aggregate purchase price of $5,100,000. The Series A Preferred Stock bears cumulative dividends of 8%, payable upon conversion in cash or, at the option of the Company, in shares of Common Stock. The Series A Preferred Stock may be converted by the holders thereof at any time on or after July 10, 1996. Upon conversion, the holders will be entitled to receive a number of shares of Common Stock determined by dividing the stated value of the Series A Preferred Stock ($1,000 per share), plus the cumulative 8% dividend (unless the Company chooses to pay the dividend in cash), by a conversion price equal to the lesser of $5.00 or a percentage (ranging from 95% to 75%) of the average of the closing bid prices for the Common Stock during the five trading days prior to the conversion, subject to adjustment upon the occurrence of certain dilutive events.

         In connection with this transaction, the Company also entered into a Registration Rights Agreement with the Regulation S Purchasers entitling such purchasers to one demand registration covering the shares of Common Stock underlying the Series A Preferred Stock under certain circumstances.


    Use of Proceeds; Redemption of 1996 Senior Preferred Stock

         Four million dollars of the proceeds of the Regulation D offering, plus $2,040,000 of the Company's existing funds, were used to redeem all of the shares of the 1996 Senior Preferred Stock, $1.00 par value per share ("Senior Preferred Stock") and the Class B Warrants issued by the Company in January 1996. The Company intends to use the balance of the net proceeds from the offerings for general corporate purposes, including the expansion of the Company's network of hearing care centers to support its contracts with managed care and health insurance companies.


    Outstanding Securities of the Company

         At May 15, 1996, there were issued and outstanding approximately 68,001,983 shares of Common Stock, 5,100 shares of the Series A Preferred
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Stock, 7,500 shares of Series B-1 Preferred Stock and 4,950 shares of
Series B-2 Preferred Stock. Upon completion of the Regulation D Offering, an additional 7,500 shares of Series B-1 Preferred Stock and 4,950 shares of Series B-2 Preferred Stock will be issued and outstanding. The following table sets forth information regarding warrants to purchase Common Stock outstanding at May 15, 1996:

Shares Subject to Warrants  Exercise Price Per Share         Expiration
- --------------------------  ------------------------  -------------------------

          12,500                    $ l.00                 June 1996
         100,000                    $ l.00                 December 1996
       1,100,000                       .01                 February 1998
          81,250                      2.00                 September 1998
           5,000                       .50                 June 1999
           1,500                       .67                 June 1999
          20,000                      1.50                 September 1999
          30,000                      1.50                 December 1999
      11,070,480                       .55                 January 2001
       2,283,278                       .63                 January 2001
         657,125                      1.25                 January 2003
       2,371,875                      2.00                 January 2004


In addition, Minnesota Mining and Manufacturing Company holds an option to purchase 800,000 shares of Common Stock at an exercise price of $1.25 per share, which expires in April 1997, and certain employees, non-employee directors and consultants of the Company hold options to purchase shares of Common Stock. The warrants and options may be subject to adjustment as the result of the occurrence of dilutive events.


ITEM 7.  Exhibits

         The following exhibits are filed with this report:

Number   Description
- ------   ----------------------------------------------------------------------
3 Restated Certificate of Incorporation of the Company, including certificates of designations, preferences and rights of the preferred stock of the Company

4.1 Securities Purchase Agreement, dated May 3, 1996 between HEARx Ltd. and each of the purchasers set forth on the signature pages thereto, including Exhibit A thereto (form of Warrant).

4.2 Registration Rights Agreement, dated May 3, 1996 between HEARx Ltd. and each of the purchasers set forth on the signature pages thereto.

4.3 Securities Subscription Agreement, dated as of the closing thereunder of May 10, 1996 between HEARx Ltd. and the purchasers set forth on the signature pages thereto.

4.4 Registration Rights Agreement, dated May 10, 1996 between HEARx Ltd. and the purchasers set forth on the signature pages thereto.

99       Press release dated May 8, 1996.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                          HEARx Ltd.

DATE: May 17, 1996                        By: /S/ PAUL A. BROWN
                                              ---------------------------------
                                              Paul A. Brown, M.D.,
                                              Chairman and CEO















































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                                  EXHIBIT INDEX

Number   Description
- ------   ----------------------------------------------------------------------

3 Restated Certificate of Incorporation of the Company, including certificates of designations, preferences and rights of the preferred stock of the Company

4.1 Securities Purchase Agreement, dated May 3, 1996 between HEARx Ltd. and each of the purchasers set forth on the signature pages thereto, including Exhibit A thereto (form of Warrant).

4.2 Registration Rights Agreement, dated May 3, 1996 between HEARx Ltd. and each of the purchasers set forth on the signature pages thereto.

4.3 Securities Subscription Agreement, dated as of the closing thereunder of May 10, 1996 between HEARx Ltd. and the purchasers set forth on the signature pages thereto.

4.4 Registration Rights Agreement, dated May 10, 1996 between HEARx Ltd. and the purchasers set forth on the signature pages thereto.

99       Press release dated May 8, 1996.